UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

Aretec Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Ave., 39th Floor
New York, NY		10167
(Address of principal executive offices)		(Zip Code)

(212) 672-1602

(Registrant’s telephone number, including area code)

RCS Capital Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to  simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy Or Receivership.

As previously disclosed on January 31, 2016, RCS Capital Corporation (now known as Aretec Group, Inc.) (the “Company”) and certain of its wholly-owned subsidiaries (collectively with the Company, the “First Wave Debtors”) filed voluntary petitions for reorganization in the United States Bankruptcy Court for the District of Delaware (the “Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). Pursuant to an order entered by the Court, the First Wave Debtors’ Chapter 11 cases were jointly administered for procedural purposes only under the caption In re RCS Capital Corporation, et al., Case No. 16-10223(MFW). Subsequently, on March 26, 2016, certain of the Company’s other subsidiaries (the “Second Wave Debtors,” and collectively with the First Wave Debtors, the “Debtors”) filed voluntary petitions for reorganization in the Court in a “pre-packaged” Chapter 11 bankruptcy filing. These additional cases became jointly administered for procedural purposes only with the First Wave Debtors’ Chapter 11 cases (together, the “Chapter 11 Cases”) pursuant to an order entered by the Court on March 29, 2016. During the Chapter 11 Cases, the Debtors operated their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Confirmation of Plans of Reorganization and Consummation of Transactions Described in the Plans

On May 19, 2016 (the “Confirmation Date”), the Court entered an order (the “Confirmation Order”): (i) confirming (a) the Fourth Amended Joint Plan of Reorganization for RCS Capital Corporation and its Affiliated Debtors under Chapter 11 of the Bankruptcy Code, dated May 10, 2016 (the “RCS Plan”), and (b) the Debtors’ Second Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated May 10, 2016 (the “Prepackaged Plan,” and together with the RCS Plan, the “Plans”), filed by the Second Wave Debtors; and (ii) approving the Second Wave Debtors’ solicitation and disclosure statement for the Prepackaged Plan. A copy of the Confirmation Order is attached hereto as Exhibit 99.1 and copies of the confirmed RCS Plan and Prepackaged Plan are attached to the Confirmation Order as Exhibits A and B, respectively.

On May 23, 2016 (the “Effective Date”), the Debtors consummated the transactions described in the Plans and the Company emerged from bankruptcy as a privately-held corporation. Pursuant to the Plans, on the Effective Date, all of the previously-issued common and preferred stock of the Company was deemed discharged, cancelled and extinguished.

The following is a summary of certain material provisions of the Plans, as confirmed by the Court pursuant to the Confirmation Order. This summary is not intended to be a complete description of the Plans, and it is qualified in its entirety by reference to the full text of the Plans, the definitive documents implementing the Plans and the Confirmation Order. Each capitalized term used but not defined herein shall have the meaning ascribed to it in the RCS Plan or Prepackaged Plan, as applicable.

Material Features of the Plans

On the Effective Date, the Debtors consummated a financial restructuring of their prepetition indebtedness in accordance with the Plans, which included, among other provisions, the following:

All of the previously-issued common and preferred stock of the Company was deemed discharged, cancelled and extinguished.

Each prepetition first lien secured lender is entitled to receive its pro rata share of 3,875,000 shares of a single class of new common stock of the Company, par value $0.001 per share (the “New Common Stock”), on account of $50 million, in aggregate, of the allowed first lien secured claims, and its pro rata share of $500 million in principal amount of debt under a new fully-committed second lien secured term facility on account of the remainder of its first lien secured claims.

Each prepetition second lien secured lender is entitled to receive its pro rata share of 3,875,000 shares of the New Common Stock on account of $50 million, in aggregate, of the allowed second lien secured claims and, on account of the remaining second lien deficiency claims, participate in the unsecured claims distribution from a creditor trust (the “Creditor Trust”), other than the Creditor Assets (as defined below) and the first $30 million of proceeds of certain litigation claims and causes of action (the “Litigation Assets”) which were contributed to the Creditor Trust.

The lenders and backstop parties under the Company’s new credit facilities will receive 1,750,000 shares of the New Common Stock.

The Creditor Trust was established for the benefit of holders of allowed unsecured claims against the First Wave Debtors, funded with $15 million in cash, a warrant for 1,111,111 shares of the New Common Stock at an exercise price of $34.84 per share (subject to adjustment as provided in the Warrant Certificate) (the cash and warrant, collectively, the “Creditor Assets”), and the Litigation Assets.

Holders of allowed general unsecured claims against the First Wave Debtors will receive the applicable series of Class A Units of the Creditor Trust corresponding to the First Wave Debtor as to which the holders’ claim is allowed, while each prepetition second lien secured lender will receive its pro rata share of Class B Units of the Creditor Trust on account of its second lien deficiency claims.

All general unsecured claims against the Second Wave Debtors are unimpaired under the Prepackaged Plan, except to the extent that a holder of such a claim agrees in writing to less favorable treatment.

Executory Contracts and Unexpired Leases

Pursuant to sections 365(a) and 1123(b) of the Bankruptcy Code, all Executory Contracts and Unexpired Leases have been deemed assumed as of the Effective Date, other than any Executory Contract or Unexpired Lease that has been rejected pursuant to an order of the Court entered prior to the Effective Date or is specifically designated as an Executory Contract or Unexpired Lease rejected as of the Effective Date on the “Amended Schedule of Rejected Contracts and Unexpired Leases” included in the Plan Supplement.

Share Information

Prior to the Effective Date, the Company was authorized to issue 300,000,000 shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and 100,000,000 shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock”), of which approximately 91,946,902 shares of Class A Common Stock and one share of Class B common stock were outstanding as of November 13, 2015. The Company was also authorized to issue 100,000,000 shares of 11% Series B preferred stock, par value $0.001 per share (the “Series B Preferred Stock”), 100,000,000 shares of 7% Series C convertible preferred stock, par value $0.001 per share (the “Series C Preferred Stock”), 100,000,000 shares of 11% Series D-1 preferred stock, $0.001 per share (the “Series D-1 Preferred Stock”), and 100,000,000 shares of 11% series D-2 preferred stock, par value $0.001 per share (the “Series D-1 Preferred Stock”), of which 5,800,000 shares of Series B Preferred Stock, 4,400,000 shares of Series C Preferred Stock, 1,000,000 shares of Series D-1 Preferred Stock and 500,000 shares of Series D-2 Preferred Stock were outstanding prior to the Effective Date.

On the Effective Date, all of the previously-issued common and preferred stock of the Company was deemed discharged, cancelled and extinguished.

On the Effective Date, the Company was authorized to issue 13,600,000 shares of New Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (the “New Preferred Stock”). Pursuant to the Plan, on the Effective Date, the Company issued 9,500,000 shares of New Common Stock. No shares of New Preferred Stock are outstanding.

Assets and Liabilities

In its most recent monthly operating report filed with the Court on May 2, 2016 (the “Monthly Operating Report”), the Company reported total assets of $1,325,179 and total liabilities of $836,677 as of March 31, 2016. The Monthly Operating Report was filed as Exhibit 99.1 to a Current Report on Form 8-K filed on May 4, 2016 with the Securities and Exchange Commission (the “SEC”).

Periodic Reporting

The Company intends to file a Form 15 with the SEC to provide notice of the suspension of its reporting obligation under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon filing a Form 15, the Company will immediately cease filing any further periodic reports under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
99.1	(I) Order Approving the Cetera Debtors’ Solicitation and Disclosure Statement and (II) Findings of Fact, Conclusions of Law and Order Confirming the (A) Fourth Amended Joint Plan of Reorganization for RCS Capital Corporation and its Affiliated Debtors under Chapter 11 of the Bankruptcy Code and (B) Debtors’ Second Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code. Copies of (i) the Fourth Amended Joint Plan of Reorganization for RCS Capital Corporation and its Affiliated Debtors under Chapter 11 of the Bankruptcy Code and (ii) the Debtors’ Second Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code are attached as Exhibits A and B, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aretec Group, Inc.

Date: May 25, 2016	By:	/s/ David Orlofsky

	Name:	David Orlofsky
	Title:	Chief Restructuring Officer and Interim Chief Financial Officer